DRYDEN MUNICIPAL SERIES FUND
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


         			April 27, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


	Re:	Dryden Municipal Series Fund
		File No. 811-4023


Ladies and Gentlemen:

		Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six month period ended February 28, 2005. This Form was filed using the EDGAR system.

	Very truly yours,



                        /s/Deborah A. Docs
			Deborah A. Docs
			Secretary

Enclosures



         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of April 2005.


DRYDEN MUNICIPAL SERIES FUND



Witness: /s/Paul R. Hymas       By: /s/Deborah A. Docs
                   Paul R. Hymas       Deborah A. Docs
			Secretary

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